Exhibit 99(a)

FOR RELEASE: Oct. 3, 2008	MEDIA CONTACT: Lindsey Williams — 248.813.2528
INVESTOR CONTACT: Matt Fortunak — 248.813.2498
DELPHI FILES MODIFICATIONS TO
FIRST AMENDED PLAN OF REORGANIZATION
Plan Modification Hearing Scheduled for Oct. 23, 2008
Troy, Mich., — Delphi Corp. (PINKSHEETS:DPHIQ) today announced it will file modifications to its confirmed First Amended Joint Plan of Reorganization and related modifications to its First Amended Disclosure Statement with the U.S. Bankruptcy Court for the Southern District of New York later today. Copies of these documents, which remain subject to approval by the Bankruptcy Court as part of the reorganization plan modification process, will be posted on www.delphidocket.com later today.
     “Having substantially achieved all of the objectives identified in our 2006 transformation plan, today’s filing represents a significant step that positions Delphi to move forward with the remaining elements of our Chapter 11 proceedings,” said Rodney O’Neal, Delphi CEO and president.
     Proposed modifications to the Confirmed Plan being filed today are outlined below:

	Confirmed Plan	Modified Plan

Plan Investor	Plan Investors’ commitment to invest up to $2.55 billion	No plan investors

Rights Offering	$1.75 billion discount rights offering	$1.0 billion discount rights offering

Net Funded Debt	$4.7 billion	$2.75 billion

Revolver	$1.4 billion	Up to $1.2 billion

Total Enterprise Value	Agreed plan value of $12.8 billion	$7.2 billion

Section 414(l) Transfer	$1.5 billion	The 414(l) Transfer was approved as part of the Amended GSA, which became effective on Sept. 29, 2008 and is no longer a term of the Modified Plan. The transfer of approximately $2.2 billion in net unfunded liabilities was effective on Sept. 29, 2008; the transfer of approximately $1.0 billion of additional net unfunded liabilities is to occur upon consummation of the Modified Plan

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	Confirmed Plan	Modified Plan

GM	$4.073 billion consisting of:	Approximately $2.095 billion consisting of:

- $1.073 billion (in liquidation amount) in junior preferred securities

- $1.5 billion, of which at least $750 million will be in Cash and the remainder will be in a second lien note with market terms

- $1.5 billion in connection with the effectuation of the 414(l) assumption	- An allowed administrative claim of $2.055 billion, which will be satisfied with non-voting convertible preferred stock (subject to certain provisions under which value may be allocated to unsubordinated general unsecured creditors)

- An allowed general unsecured claim in the amount of $2.5 billion, which will be subordinated to the claims of other unsecured creditors until such creditors achieve a 20% recovery

Unsecured Creditors	Par plus accrued recovery at plan value of $12.8 billion consisting of:	- Approximate 38.8% recovery for allowed general unsecured claimholders (excluding TOPrS Claims):
- 78.6% in new common stock at plan equity value

- 21.4% through pro rata participation in discount rights offering at a 35.6% discount from plan equity value

- TOPrS Claims included in General Unsecured class with Senior Notes, trade claims, and SERP claims	- Approximate 20% recovery in the form of new common stock at plan equity value

- 18.8% through pro rata participation in Discount Rights Offering at a 40% discount from plan equity value

- TOPrS Claims included in General Unsecured class with Senior Notes, trade claims, and SERP claims, however, distributions on account of TOPrS Claims will be reallocated and redistributed due to the contractual subordination provision of the indenture governing the TOPrS Claims

Postpetition Interest	Postpetition Interest to be paid on certain General Unsecured Claims	No Postpetition Interest

Equity	Direct grant of new common stock of $28 million and Warrants valued at $321 million in the aggregate, plus the opportunity to participate in a Par Value Rights Offering	Opportunity to participate in Post-Emergence Rights Offering through which new common stock will be offered at a discount (valued at approximately $100 million), the proceeds of which will be used to redeem up to 25% of the preferred stock issued to GM

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EMERGENCE FUNDING
     To facilitate its emergence from Chapter 11, Delphi anticipates raising approximately $3.75 billion of funded emergence capital through a combination of term debt and rights to purchase equity in Reorganized Delphi, comprised of at least $2.75 billion in funded first and second lien debt, plus up to $1.2 billion of unfunded debt through an asset-backed revolving credit facility. Delphi anticipates raising the remaining $1.0 billion funded emergence capital through a rights offering and direct subscription for new common stock in Reorganized Delphi. Delphi expects the principal sources of its emergence capital to be its existing creditors and stakeholders and anticipates supplementing its emergence capital funding disclosures at or prior to the Preliminary Modification Hearing. Delphi anticipates emerging from Chapter 11 as soon as reasonably practicable.
     To achieve the recoveries contemplated in its Modified Plan, Delphi will be required to achieve its target of $3.75 billion in funded emergence capital and the discount rights offering will be backstopped or subscribed at a discount not to exceed 40% of Plan Equity Value. In the event that these targets are not achieved, Delphi would be required to procure GM’s consent pursuant to the Company’s agreements with GM regarding any modified recovery, and the minimum recovery to holders of unsubordinated General Unsecured Claims would be proportionally reduced.
     The Preliminary Modification Hearing is scheduled for 10:00 a.m. on Oct. 23, 2008 and the Final Modification Hearing is scheduled to commence on Dec. 17, 2008.
ABOUT DELPHI’S CHAPTER 11 CASE
     Delphi’s Chapter 11 cases were filed on Oct. 8, 2005, in the United States Bankruptcy Court for the Southern District of New York and were assigned to the Honorable Robert D. Drain under lead case number 05-44481 (RDD).
     This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities. The securities referred to in this press release will not be, or have not been, registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements,
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nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
     More information on Delphi’s U.S. restructuring and access to court documents is available at www.delphidocket.com.
     Information on the case can also be obtained on the Bankruptcy Court’s website with Pacer registration: http://www.nysb.uscourts.gov. For more information about Delphi and its operating subsidiaries, to include Court filings discussed in this release, visit Delphi’s website at www.delphi.com.
FORWARD-LOOKING STATEMENTS
This press release as well as other statements made by Delphi may contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the debtor-in-possession financing facility and its advance agreement with GM, to obtain an extension of term or other amendments as necessary to maintain access to such facility and advance agreement; the Company’s ability to obtain Court approval with respect to motions in the chapter 11 cases prosecuted by it from time to time; the ability of the Company to achieve all of the conditions to the effectiveness of those portions of the Amended and Restated Global Settlement Agreement and Amended and Restated Master Restructuring Agreement with General Motors which are contingent on Delphi’s emergence from chapter 11; the ability of the Company to obtain court approval to modify its amended plan of reorganization which was confirmed by the Court on January 25, 2008 as set forth in its filing on October 3, 2008 and to confirm such modified plan or any subsequent modifications to the confirmed plan or any other subsequently confirmed plan of reorganization and to consummate such plan; risks associated with third parties seeking and obtaining Court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan as described in the proposed modifications to its plan of reorganization as filed with the court and to do so in a timely manner; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers and the ability of the Company to attract and retain customers. Additional factors that could affect future results are identified in the Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC, including the risk factors in Part I. Item 1A. Risk Factors, contained therein, and the Company’s quarterly periodic reports for the subsequent periods, including the risk factors in Part II. Item 1A. Risk Factors, contained therein, filed with the SEC. Delphi disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities.
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